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Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement of HudBay Minerals Inc., Hudson Bay Mining and Smelting Co., Limited and Hudson Bay Exploration and Development Company Limited on Form F-10 of our reports dated November 28, 2004 (which audit report expresses an unqualified opinion and includes an explanatory paragraph referring to previously issued financial statements, and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences referring to explanatory paragraphs pertaining to substantial doubt about the ability of 152640 Canada Inc. to continue as a going concern and a change in accounting principle) related to the financial statements of 152640 Canada Inc. as of December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Independent Registered Chartered Accountants
Winnipeg, Canada
April 20, 2005

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Exhibit 5.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS